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Exhibit 24.1

POWER OF ATTORNEY

        Each of the undersigned, in the capacity or capacities set forth below his signature as a member of the Board of Directors and/or an officer of K-Sea Transportation Partners L.P., a Delaware limited partnership, hereby constitutes and appoints Timothy J. Casey and John J. Nicola, and each of them, any of whom may act without the joinder of the other, as his lawful attorneys-in-fact and agents, with full power or substitution and resubstitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Partnership's Registration Statement on Form S-3 (Registration No. 333-127957) as may be necessary or appropriate, and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

/s/ TIMOTHY J. CASEY Timothy J. Casey	President, Chief Executive Officer and Director (Principal Executive Officer)	September 8, 2005
/s/ JOHN J. NICOLA John J. Nicola	Chief Financial Officer (Principal Financial and Accounting Officer)	September 8, 2005
/s/ JAMES J. DOWLING James J. Dowling	Chairman and Director	September 8, 2005
/s/ ANTHONY S. ABBATE Anthony S. Abbate	Director	September 8, 2005
/s/ BARRY J. ALPERIN Barry J. Alperin	Director	September 8, 2005
/s/ BRIAN B. FRIEDMAN Brian P. Friedman	Director	September 8, 2005
/s/ FRANK SALERNO Frank Salerno	Director	September 8, 2005

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POWER OF ATTORNEY